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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-11 of our reports dated March 26, 1997, relating to the financial statements of Golf Trust of America, Inc.

    We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-11 of our reports dated March 21, 1997, relating to the financial statements of Legends Golf, Golf Legends, Ltd., Heritage Golf Club, Ltd., Seaside Resorts, Ltd., and the Legends of Virginia, LC.

    We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-11 of our reports dated September 26, 1997, relating to the financial statements of Northgate Country Club.

    We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                          BDO SEIDMAN, LLP

Charlotte, North Carolina
September 29, 1997